Exhibit 3

Consent of PricewaterhouseCoopers Chartered Accountants and Registered Auditors

We consent to the incorporation by reference in the Bright Station plc Annual Report on Form 20-F for the fiscal year 31 December 1999 of our report dated 14 July 2000, with respect to the consolidated financial statements of Bright Station plc included in this Annual Report on Form 20-F.

/s/ PricewaterhouseCoopers
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PricewaterhouseCoopers
Chartered Accountants and Registered Auditors
1 Embankment Place
London
WC2N 6NN
17 July 2000